UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	95-3863205 (I.R.S. Employer Identification No.)

402 West Country Road D St. Paul, Minnesota Address of principal executive offices)	55112 (Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: _______ (if applicable.)

Securities to be registered pursuant to Section 12(g) of the Act:

                                Common Stock, Par Value $0.15 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Stock, reference is made to the description set forth under the caption “Description of Securities” in Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on July 31, 2002, which description is incorporated herein by reference. The Registrant intends to transfer the trading of its Common Stock from the American Stock Exchange to the NASDAQ’s National Market on February 16, 2006.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

3.1	Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 filed with the Registrant's Report on Form 10-Q for the quarter ended December 31, 1986).

3.2

Restated Certificate of Incorporation of the Registrant filed with the Delaware Secretary of State on July 29, 1994 (incorporated by reference to Exhibit 3.8 filed with the Registrant's Form 10-K for fiscal year ended December 31, 1994).

3.3

Certificate of Amendment of Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on November 27, 1995 (incorporated by reference to Appendix A filed with the Registrant's Proxy Statement on September 29, 1995).

3.4

Amended Certificate of Designations of Preferred Stock (Series A Convertible Preferred Stock) of the Registrant, filed with the Delaware Secretary of State on January 29, 1996 (incorporated by reference to Exhibit 3.1 filed with the Registrant's report on Form 8-K dated January 30, 1996).

3.5

Certificate of Amendment of Certificate of Incorporation of MEDTOX Scientific, Inc. filed with Delaware Secretary of State on September 17, 1998 (incorporated by reference to Exhibit 3.5 filed with the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1998).

3.6

Certificate of Amendment of Certificate of Incorporation of MEDTOX Scientific, Inc. filed with Delaware Secretary of State on November 19, 1999 (incorporated by reference to Exhibit 3.6 filed with the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1999).

4.1

Rights Agreement dated September 18, 1998 between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Report on Form 8-K dated September 21, 1998).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDTOX SCIENTIFIC, INC.

By: /s/ Richard J. Braun Richard J. Braun Chairman of the Board, President and Chief Executive Officer

February 8, 2006

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